EXHIBIT 99.1

INVESTOR CONTACT	MEDIA CONTACT
Scott Wylie	Anna Del Rosario
Vice President – Investor Relations	Director – Corporate Communications
Altera Corporation	Altera Corporation
(408) 544-6996	(408) 544-6397
swylie@altera.com	anna.delrosario@altera.com

ALTERA ANNOUNCES SECOND QUARTER RESULTS

San Jose, Calif., July 23, 2007 — Altera Corporation (NASDAQ: ALTR) today announced second quarter 2007 sales of $319.7 million, up 5 percent from the first quarter of 2007 and down 4 percent from the second quarter of 2006. New products grew 26 percent sequentially.

Second quarter 2007 net income was $80.5 million, $0.22 per diluted share, compared with net income of $77.3 million, $0.21 per diluted share, in the second quarter of 2006.

Altera repurchased 14.1 million shares of its common stock during the quarter at a cost of $316 million. Altera ended the quarter with $1.3 billion in cash and investments. Year to date, Altera has repurchased 21.2 million shares at a cost of $462 million.

The company is currently negotiating a financing commitment letter to provide a long-term credit facility of up to $750 million. If finalized, the company’s current intention is to draw $500 million from this facility and use the proceeds to repurchase its common stock. The company would then intend to repurchase up to $1.5 billion of its common stock from the beginning of 2007 through the first half of 2008, up $500 million from the previous $1 billion repurchase plan.

Altera’s board of directors has declared a quarterly cash dividend of $0.04 per share payable on September 4, 2007 to shareholders of record on August 10, 2007.

“All of our new programmable devices and our HardCopy® structured ASICs contributed to the new product strength we saw in the quarter. Following a two quarter industry correction, we are very pleased to see the resumption of sequential growth in the second quarter,” said John Daane, president, chief executive officer, and chairman of the board. “The third quarter will see the roll-out of the Stratix® III high-end FPGA devices, the arrival of production-qualified low-cost Cyclone® III FPGAs, and the remainder of the Arria™ GX FPGA family, all of which will add to our growth potential in the coming quarters.”

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Several recent accomplishments mark the company’s continuing progress:

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Introduced in software in May, the first production-qualified low-cost Arria GX FPGAs are now shipping. All members of this new family will be available on a production-qualified basis by September. These new transceiver-based devices are built on proven Altera transceiver technology delivering a comprehensive transceiver solution at an unparalleled price. Designed to provide the best levels of signal integrity, the family supports the three interface standards that are emerging as mainstream protocols – PCI Express, Gigabit Ethernet, and Serial RapidIO. The Arria GX family addresses the rapidly growing need for FPGAs with transceivers in cost-sensitive, high-volume communications, computer, storage, and industrial applications.

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Altera is now shipping the EP3C120 FPGA, the largest member of its newly introduced Cyclone III family, the industry’s only low-cost FPGA family manufactured on a 65-nm process technology. Product roll-out began in March and production-qualified devices will start shipping in August. The EP3C120 FPGA consumes only a fraction of the power required by other FPGAs of comparable capacity. It is ideal for a broad range of applications requiring both high integration and low power, such as wireless communications infrastructure, software defined radio, and video processing and imaging.

•

For the second year in a row, Altera has been named to the Business Week Hot 100, a listing of the best performing growth companies with sales less than $1.5 billion. To be included in the list, Business Week ranks eligible companies based on three year sales growth, earnings growth and return on invested capital. Altera was one of only three semiconductor companies included in this year’s rankings.

Business Outlook for the Third Quarter 2007

Sequential Sales Growth	Flat to up 3%

Gross Margin	64% to 65%

Research and Development	mid-$70 million range

SG&A	high-$60 million range

Other Income	approximately $13 million

Tax Rate	13% to 15%

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Conference Call and Quarterly Update:

A conference call will be held today at 2:00 p.m. Pacific Time to discuss the quarter’s results and management’s outlook for the third quarter of 2007. The web cast and subsequent replay will be available in the investor relations section of the company’s web site at http://www.altera.com. A telephonic replay of the call may be accessed later in the day by calling (719) 457-0820 and referencing confirmation code 258712. The telephonic replay will be available for two weeks following the live call.

Altera’s third quarter business update will be issued in a press release available after the market close on September 5, 2007.

Forward-Looking Statements

Statements in this press release that are not historical are “forward-looking statements” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will,” “expects,” “anticipates,” or other words that imply or predict a future state. Forward-looking statements include any projection of revenue, gross margin, expense or other financial items discussed in the Business Outlook section of this press release as well as comments relating to new products, initial shipment dates, anticipated product rollout schedules, intentions to secure financing, and share repurchase plans. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, customer business environment, market acceptance of the company’s products, product introduction schedules, the rate of growth of the company’s new products including the Arria GX, Cyclone II, Cyclone III, Stratix II, Stratix III, Stratix II GX, MAX® II and HardCopy device families, changes in the mix of our business between prototyping and production-based demand, the continuance of suitable financial market conditions and the ability of the company to secure desired financing, as well as changes in economic conditions and other risk factors discussed in documents filed by the company with the Securities and Exchange Commission from time to time. Copies of Altera’s SEC filings are posted on the company’s web site and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

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About Altera

Altera’s programmable solutions enable system and semiconductor companies to rapidly and cost-effectively innovate, differentiate and win in their markets. Find out more at www.altera.com.

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Altera, The Programmable Solutions Company, the stylized Altera logo, specific device designations and all other words that are identified as trademarks and/or service marks are, unless noted otherwise, the trademarks and service marks of Altera Corporation in the U.S. and other countries. All other product or service names are the property of their respective holder.

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ALTERA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	June 29 2007	March 30 2007	June 30 2006	June 29 2007	June 30 2006
Net sales	$319,682	$304,916	$334,100	$624,598	$626,930
Cost of sales (1)	113,093	104,512	113,335	217,605	210,441

Gross margin	206,589	200,404	220,765	406,993	416,489

Operating expenses:
Research and development (1)	63,071	58,455	63,904	121,526	126,761
Selling, general, and administrative (1)	67,863	71,784	76,749	139,647	152,998

Total operating expenses	130,934	130,239	140,653	261,173	279,759

Income from operations	75,655	70,165	80,112	145,820	136,730
Interest and other income, net	17,985	17,113	10,781	35,098	23,214

Income before income taxes	93,640	87,278	90,893	180,918	159,944
Provision for income taxes	13,110	12,219	13,633	25,329	23,991

Net income	$80,530	$75,059	$77,260	$155,589	$135,953

Net income per share:
Basic	$0.23	$0.21	$0.21	$0.44	$0.38

Diluted	$0.22	$0.21	$0.21	$0.43	$0.37

Shares used in computing per share amounts:
Basic	352,721	357,594	360,501	355,157	359,990

Diluted	359,542	363,648	367,092	361,595	367,070

Cash dividend paid per common share	$0.04	$—	$—	$0.04	$—

Tax rate	14.0%	14.0%	15.0%	14.0%	15.0%

% of Net sales:
Gross margin	64.6%	65.7%	66.1%	65.2%	66.4%
Research and development	19.7%	19.2%	19.1%	19.5%	20.2%
Selling, general, and administrative	21.2%	23.5%	23.0%	22.4%	24.4%
Income from operations	23.7%	23.0%	24.0%	23.3%	21.8%
Net income	25.2%	24.6%	23.1%	24.9%	21.7%
Note:

(1) Includes stock-based compensation expenses as follows:

Cost of sales	$321	$333	$554	$654	$1,077
Research and development	$4,918	$5,513	$7,977	$10,431	$15,901
Selling, general, and administrative	$7,404	$7,257	$10,158	$14,661	$20,624

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ALTERA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 29 2007	March 30 2007	December 29 2006
Assets

Current assets:
Cash and short-term investments	$1,169,813	$1,279,996	$1,363,747
Accounts receivable, net	188,486	130,451	93,263
Inventories	73,532	83,156	78,477
Deferred compensation plan assets	70,951	73,206	69,378
Deferred income taxes and other current assets	142,930	144,520	146,187

Total current assets	1,645,712	1,711,329	1,751,052
Long-term investments	134,921	245,902	256,563
Property and equipment, net	182,319	184,774	178,363
Deferred income taxes and other assets, net	65,034	67,494	47,282

	$2,027,986	$2,209,499	$2,233,260

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and current liabilities	$97,762	$130,515	$243,727
Deferred compensation plan obligations	70,951	73,206	69,378
Deferred income and allowances on sales to distributors	273,799	280,817	298,078

Total current liabilities	442,512	484,538	611,183
Income taxes payable non-current	142,430	134,387	—
Other non-current liabilities	14,433	13,820	13,916
Stockholders’ equity	1,428,611	1,576,754	1,608,161

	$2,027,986	$2,209,499	$2,233,260

Key Ratios & Information

Current Assets/Current Liabilities	4:1	4:1	3:1
Liabilities/Equity	1:2	1:2	1:3
Annualized YTD Return on Equity	20%	19%	23%
Quarterly Depreciation Expense	$7,468	$7,479	$7,133
Quarterly Capital Expenditures	$5,013	$13,890	$10,692
Annualized Net Sales per Employee	$469	$461	$506
Number of Employees	2,696	2,642	2,654
Inventory MSOH (a): Altera	2.0	2.4	2.3
Inventory MSOH (a): Distribution	1.2	1.3	1.3
Days Sales Outstanding	54	39	27

(a) MSOH: Months Supply On Hand

Note:

Certain reclassifications have been made to prior period balances in order to conform to the current period’s presentation.

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ALTERA CORPORATION

REVENUE SUMMARY

(Unaudited)

	Q2’07	Q1’07	Q2’06	Q-Q Growth	Y-Y Growth
Geography
North America	21%	22%	25%	2%	-19%

Asia Pacific	33%	33%	27%	7%	19%
Europe	25%	25%	24%	2%	-2%
Japan	21%	20%	24%	9%	-17%

International	79%	78%	75%	6%	1%

Total	100%	100%	100%	5%	-4%

Product Category
New	30%	25%	17%	26%	69%
Mainstream	32%	32%	36%	5%	-15%
Mature & Other	38%	43%	47%	-7%	-23%

Total	100%	100%	100%	5%	-4%

Market Segment
Communications	40%	39%	44%	6%	-12%
Industrial	35%	37%	34%	-1%	-2%
Consumer	16%	15%	13%	11%	11%
Computer & Storage	9%	9%	9%	12%	-1%

Total	100%	100%	100%	5%	-4%

FPGAs and CPLDs
FPGA	70%	72%	70%	3%	-3%
CPLD	19%	19%	21%	3%	-16%
Other	11%	9%	9%	19%	16%

Total	100%	100%	100%	5%	-4%

Product Category Description

Category	Products
New	Stratix II, Stratix II GX, Arria GX, Cyclone II, Cyclone III, MAX II, HardCopy and HardCopy II
Mainstream	Stratix, Stratix GX, Cyclone, and MAX 3000A
Mature & Other	Classic, MAX 7000, MAX 7000A, MAX 7000B, MAX 7000S, MAX 9000, FLEX 6000, FLEX 8000, FLEX 10K, FLEX 10KA, FLEX 10KE, APEX 20K, APEX 20KE, APEX 20KC, APEX II, ACEX 1K, Mercury, Excalibur, configuration and other devices, intellectual property cores, and software and other tools

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